Exhibit 99.1

News Release | For Immediate Release
Zix Corporation Reports Highest Revenue Quarter as Company Announces First Quarter 2009 Financial Results
Email Encryption business continues to drive performance for Company
DALLAS — April 28, 2009 — Zix Corporation (ZixCorp®), (Nasdaq: ZIXI), the leader in hosted services for email encryption and payor-sponsored e-prescribing, today announced financial results for the first quarter ended March 31, 2009. ZixCorp recorded first quarter revenues of $7.3 million and a GAAP net loss of $1.5 million for the quarter, or $0.02 per share, compared with revenues of $7.2 million, and a GAAP net loss of $1.7 million, or $0.03 per share, in the corresponding quarter in 2008. Adjusted net loss was $0.7 million, or $0.01 per share, compared with an adjusted net loss of $1.0 million, or $0.02 per share, in the corresponding quarter in 2008.
“I am pleased that, in this current economic environment, ZixCorp was able to record its highest revenue quarter ever, driven by the 18 percent year-on-year revenue growth in our Email Encryption business,” said Rick Spurr, chairman of the board and chief executive officer. “We believe compliance will continue to drive demand for our Email Encryption services, whether because of our ability to conform to European standards through our newly-opened UK data center or the expansion of entities covered by HIPAA under the recently-enacted federal stimulus package. In fact, our recently-announced new partnership with Webroot provides further evidence of the growing demand for email encryption services. Our market leadership, superior SaaS architecture, and the largest shared directory of email addresses in the industry, with our management of encryption keys ‘in the cloud,’ indicate our Email Encryption business remains well-positioned for continued growth. In our PocketScript business, we continue to pursue larger payor contracts while we deploy new deals that were secured in the last two quarters. Despite recording revenue in this business of about half of last year’s amount, as described later in this release, I am encouraged by the growth in usage by our physicians, where we saw year-over-year growth in scripts written on essentially the same-sized active prescriber base. This trend, combined with the incorporation of e-prescribing as an essential element of healthcare IT in the recently-enacted federal stimulus package, reinforces our belief that e-prescribing is a fundamental technology on which a connected healthcare system can be built.”
Zix Corporation | 2711 N. Haskell Ave. | Suite 2200, LB 36 | Dallas, TX 75204 | Telephone: 214-370-2000 | Fax: 214-370-2070 | www.zixcorp.com

Corporate Highlights
•	Company-wide first quarter 2009 revenue of $7.3 million is up 1 percent over the comparable quarter in 2008, meeting the upper half of previously-issued revenue guidance of $7.1 to $7.4 million

•	Cash and cash equivalents at March 31, 2009 were $12.2 million, reflecting a timing difference in payments of $1.1 million from two long-time customers expected in Q1 but not received until the middle of April. Accordingly, the Company considers the temporary decline in cash a normal part of the payment and receipt cycle

•	Adjusted earnings (see “Use of Non-GAAP Financial Information” below and the attached Reconciliation of GAAP to Non-GAAP Financial Measures) were ($0.01), meeting previously issued guidance of ($0.01) to ($0.02)
Business Highlights
Email Encryption
•	Email Encryption revenue for first quarter 2009 was $6.2 million, up 18 percent when compared with the same quarter in 2008

•	New first-year orders of $1.1 million, compared with $1.4 million in the same quarter in 2008. Total orders for the quarter were $7.4 million, compared with $8.7 in the first quarter of 2008

•	ZixCorp maintained a strong renewal rate for eligible contracts at 95 percent

•	The ZixDirectory™, the community of users which forms the backbone of ZixCorp’s Email Encryption Service, achieved a new milestone, topping 16 million members at a growth rate of approximately 100,000 new addresses added each week

•	ZixCorp recently announced the establishment of a European data center in the United Kingdom to enable its European customers to comply with European Union privacy and security rules
e-Prescribing
•	e-Prescribing revenue for first quarter 2009 was $1.0 million compared with $1.9 million for the first quarter in 2008. This drop in revenue was due primarily to the decline in fee revenue after a contractual cap was reached in one payor program, the decrease in deployment revenues as the rate of new physician deployments has declined in 2008 and early 2009 when compared with 2007, as well as the first quarter 2008 impact of a one-time revenue item resulting from the achievement of certain performance-related metrics in a single contract

•	The Company’s PocketScript business achieved the top end of the e-prescribing deployment guidance of 250 to 350 for the first quarter with 350 deployments
Zix Corporation | 2711 N. Haskell Ave. | Suite 2200, LB 36 | Dallas, TX 75204 | Telephone: 214-370-2000 | Fax: 214-370-2070 | www.zixcorp.com

•	ZixCorp released PocketScript® 6.9, a new version of its e-prescribing application. This release provides more robust information to physicians at the point of care to enhance the decision support and leverages the latest standards to keep PocketScript current with its certifications

•	The Company signed an expansion contract with Blue Cross Blue Shield of Massachusetts covering up to 400 new prescribers

•	ZixCorp’s PocketScript e-Prescribing service processed over 2.5 million e-scripts in the first quarter, an increase of 12 percent over the first quarter of 2008
Financial Highlights
Note: All gross profit and expenditure explanations below are based on adjusted non-GAAP amounts, the primary adjustment of which is non-cash stock-based compensation under SFAS 123R — see “Use of Non-GAAP Financial Information” below and the “Reconciliation of GAAP to Non-GAAP Financial Measures” presented with attached financial statements.
Revenues by Product First Quarter 2009

			3-month Variance
	3 Months Ended March 31,		2009 vs. 2008
	2009	2008	$	%
Email Encryption	$6,242,000	$5,289,000	953,000	18
e-Prescribing	1,014,000	1,910,000	(896,000)	(47)

Total revenues	$7,256,000	$7,199,000	57,000	1

Revenues: The increase in Email Encryption revenue was due to the growth inherent in a successful subscription model with steady additions to the subscriber base coupled with a high rate of renewing existing customers. The decline in e-Prescribing revenue was driven primarily by fewer new prescriber deployments in 2008 and early 2009 compared with 2007, which led to a decline in deployment fees, a drop in fee revenue after reaching a contractual cap in one customer program, and a first quarter 2008 one-time revenue catch-up. The Company’s order backlog (contractually bound service contracts that represent future revenue to be recognized as the services are provided) was a record $38.4 million on March 31, 2009.
Gross Profit: The Company recorded an adjusted gross profit of $4.9 million (68 percent of revenue) for the first quarter 2009, compared with $4.7 million or 65 percent of revenue for the same period in 2008. The adjusted gross profit contribution by business unit was a record $5.3 million (84 percent) from Email Encryption and negative $0.4 million (negative 35 percent) from e-Prescribing. The gross profit improvement for the quarter came from solid revenue growth in Email Encryption on a largely fixed cost structure, partially offset by the decline in e-Prescribing revenues.
Zix Corporation | 2711 N. Haskell Ave. | Suite 2200, LB 36 | Dallas, TX 75204 | Telephone: 214-370-2000 | Fax: 214-370-2070 | www.zixcorp.com

R&D and SG&A Expenditures: On an adjusted basis, the Company’s R&D expenses were $1.6 million and $1.5 million in the first quarter of 2009 and 2008, respectively. SG&A expenses on an adjusted basis were $4.0 million and $4.3 million in the first quarter of 2009 and 2008, respectively, with the decline in 2009 due to the Company’s ongoing cost reduction measures.
Adjusted Earnings: The Company recorded an adjusted net loss of $0.7 million, or $0.01 per share for the first quarter of 2009, compared with an adjusted net loss of $1.0 million or $0.02 per share for the comparable quarter in 2008. The improvement in adjusted net loss was driven primarily by the improvements in the gross margin and SG&A discussed above. See the attached “Reconciliation of GAAP and Non-GAAP Financial Measures” for a reconciliation of GAAP to non-GAAP line items.
Outlook: The Company forecasts revenue for the second quarter to be between $7.3 and $7.6 million. e-Prescribing deployments for the second quarter are expected to be between 300 and 350 deployments. Adjusted earnings (loss) per share is expected to be between $0.00 and ($0.01).
First Quarter Conference Call Information
The Company’s first quarter operating results will be released after close of the U.S. financial markets on April 28, 2009. The Company will hold a conference call to discuss this information on April 28 at 5:00 p.m. ET.
A live Webcast of the conference call will be available on the investor relations portion of ZixCorp’s Web site at http://investor.zixcorp.com. Alternatively, participants can listen to the conference call by dialing 617-614-6207 or toll-free 800-798-2884 and entering access code 15222301. An audio replay of the conference will be available until May 5, by dialing 617-801-6888 or toll-free 888-286-8010, and entering the access code 83271977, and after that date via Webcast on the company’s Web site.
About Zix Corporation
Zix Corporation is the leader in email encryption and payor sponsored e-prescribing services. ZixCorp offers the simplicity of Software as a Service with the convenience of customizable encryption policies. ZixCorp provides automated key management “in the cloud” for all its customers, resulting in a scalable, reliable, easy-to-use and simple-to-administer service. ZixDirectory is the largest email encryption directory in the world enabling seamless and secure communication among communities of interest. ZixDirectory connects over 16 million members and includes over 800 financial institutions, the FFIEC federal banking regulators, 20 state banking regulators, over 30 Blue Cross Blue Shield organizations and more than 1000 hospitals. ZixCorp’s PocketScript® e-prescribing service saves lives and saves money by automating the
Zix Corporation | 2711 N. Haskell Ave. | Suite 2200, LB 36 | Dallas, TX 75204 | Telephone: 214-370-2000 | Fax: 214-370-2070 | www.zixcorp.com

prescription process between payors, doctors and pharmacies. For more information visit http://www.zixcorp.com/.
ZixCorp Contacts:
Public Relations: Geoff Bibby (214) 370-2241, publicrelations@zixcorp.com
Investor Relations: Peter Wilensky (214) 515-7357, invest@zixcorp.com
Safe Harbor Statement for ZixCorp
The following is a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. The following statements of Mr. Spurr, “We believe compliance will continue to drive demand for our Email Encryption services, whether because of our ability to conform to European standards through our newly-opened UK data center or the expansion of entities covered by HIPAA under the recently-enacted federal stimulus package. In fact, our recently-announced new partnership with Webroot provides further evidence of the growing demand for email encryption services. Our market leadership, superior SaaS architecture, and the largest shared directory of email addresses in the industry, with our management of encryption keys ‘in the cloud,’ indicate our Email Encryption business remains well-positioned for continued growth. In our PocketScript business, we continue to pursue larger payor contracts while we deploy new deals that were secured in the last two quarters. Despite recording revenue in this business of about half of last year’s amount, as described later in this release, I am encouraged by the growth in usage by our physicians, where we saw year-over-year growth in scripts written on essentially the same-sized active prescriber base. This trend, combined with the incorporation of e-prescribing as an essential element of healthcare IT in the recently-enacted federal stimulus package, reinforces our belief that e-prescribing is a fundamental technology on which a connected healthcare system can be built.”, and the statements under the caption “Outlook” are forward-looking statements, not a guarantee of future performance, and involve risks and uncertainties. Actual results may differ materially from those projected in these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the Company’s continued operating losses and its PocketScript e-Prescribing service’s use of cash resources; the Company’s ability to achieve broad market acceptance for the Company’s products and services, including the Company’s ability to enter into new or expand existing sponsorship agreements for its PocketScript e-Prescribing business and the Company’s ability to continue realizing acceptance of its Email Encryption business in its core markets of healthcare and financial and to achieve market acceptance of its Email Encryption business in other markets; the Company’s ability to maintain existing and generate other revenue opportunities, including fees for scripts written or value added services for its payer customers from its PocketScript e-Prescription business; the Company’s ability to establish and maintain strategic and OEM relationships to gain customers and grow revenues, particularly in its Email Encryption business; the ability of the Company’s PocketScript e-prescribing service to compete against the products of other vendors who offer a more comprehensive array of IT solutions to the healthcare industry; the effect of the ongoing global recession on the Company’s business, including its affect on customers and their financial wherewithal and buying patterns; the expected increase in competition in the Company’s Email Encryption and e-Prescription businesses; the effect of government regulations and forthcoming federal funding for health information technologies; the Company’s ability to successfully and timely introduce new Email Encryption and e-Prescription products and services or related products and services and implement technological changes; and other risks, uncertainties and factors that could affect our business and could cause in actual results to differ materially from those projected in the forward-looking statements as referred to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the U.S. Securities and Exchange Commission and available at http://www.sec.gov/, as updated in our Quarterly Reports on Form 10-Q filed after such Form 10-K. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments, or otherwise.
Use of Non-GAAP Financial Information
Management evaluates and makes operating decisions using various performance measures. In addition to reporting financial results in accordance with GAAP, we also consider when making financial decisions, non-GAAP gross profit, operating income/(loss), net income/(loss), and earnings/(loss) per share which we refer to as “adjusted gross profit,” “adjusted operating income/(loss),” “adjusted net income/(loss),” and “adjusted earnings/(loss) per share.” In calculating adjusted gross profit, adjusted operating income/(loss), adjusted net income/(loss), and adjusted earnings/(loss) per share, management excludes certain items to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in management’s review, related to the Company’s ongoing operating performance.
Zix Corporation | 2711 N. Haskell Ave. | Suite 2200, LB 36 | Dallas, TX 75204 | Telephone: 214-370-2000 | Fax: 214-370-2070 | www.zixcorp.com

We present adjusted gross profit, adjusted operating income/(loss), adjusted net income/(loss), and adjusted earnings/(loss) per share because we consider each to be an important supplemental measure of our performance. Management uses these non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources.
We believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making. We believe that calculating adjusted gross profit, adjusted operating income/(loss), adjusted net income/(loss), and adjusted earnings/(loss) per share also facilitates a comparison of ZixCorp’s underlying operating performance with that of other companies in our industry, which may from time to time use similar non-GAAP financial measures to supplement their GAAP results. However, non-GAAP measures have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for GAAP gross profit, operating income/(loss), and net income/(loss), and earnings/(loss) per share, or any other performance measure determined in accordance with GAAP. In the future, we expect to continue to incur expenses similar to certain of the non-GAAP adjustments described above and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that all of these costs are unusual, infrequent or non-recurring.
Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP gross profit, operating income and net income. For more information, see the consolidated statements of income and the “Reconciliation of GAAP to Non-GAAP Financial Measures” contained in this press release.
Zix Corporation | 2711 N. Haskell Ave. | Suite 2200, LB 36 | Dallas, TX 75204 | Telephone: 214-370-2000 | Fax: 214-370-2070 | www.zixcorp.com

ZIX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2009	2008
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$12,228,000	$13,245,000
Marketable securities	25,000	—
Receivables, net	706,000	476,000
Prepaid and other current assets	1,236,000	1,145,000

Total current assets	14,195,000	14,866,000
Restricted cash	—	28,000
Property and equipment, net	2,362,000	2,236,000
Goodwill and other assets	2,219,000	2,227,000

Total assets	$18,776,000	$19,357,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$3,536,000	$2,916,000
Deferred revenue	14,201,000	14,960,000

Total current liabilities	17,737,000	17,876,000
Long-term liabilities:
Deferred revenue	2,764,000	2,484,000
Deferred rent	284,000	300,000

Total long-term liabilities	3,048,000	2,784,000

Total liabilities	20,785,000	20,660,000
Total stockholders’ deficit	(2,009,000)	(1,303,000)

Total liabilities and stockholders’ deficit	$18,776,000	$19,357,000

Zix Corporation | 2711 N. Haskell Ave. | Suite 2200, LB 36 | Dallas, TX 75204 | Telephone: 214-370-2000 | Fax: 214-370-2070 | www.zixcorp.com

ZIX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues	$7,256,000	$7,199,000

Cost of revenues	2,471,000	2,580,000

Gross profit	4,785,000	4,619,000
Operating expenses:
Research and development	1,731,000	1,545,000
Selling, general and administrative	4,644,000	4,817,000

Total operating expenses	6,375,000	6,362,000

Operating loss	(1,590,000)	(1,743,000)

Investment and other income	68,000	116,000

Loss before income taxes	(1,522,000)	(1,627,000)
Provision for income taxes	20,000	77,000

Net loss	$(1,542,000)	$(1,704,000)

Basic and diluted loss per common share	$(0.02)	$(0.03)

Basic and diluted weighted average common shares outstanding	63,319,482	62,703,846

Zix Corporation | 2711 N. Haskell Ave. | Suite 2200, LB 36 | Dallas, TX 75204 | Telephone: 214-370-2000 | Fax: 214-370-2070 | www.zixcorp.com

ZIX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2009	2008
Operating activities:
Net loss	$(1,542,000)	$(1,704,000)
Non-cash items in net loss	1,163,000	1,105,000
Changes in operating assets and liabilities	(497,000)	856,000

Net cash provided by (used in) operating activities	(876,000)	257,000

Investing activities:
Purchases of property and equipment	(144,000)	(71,000)
Restricted cash investments and marketable securities, net	3,000	1,734,000

Net cash provided by (used in) investing activities	(141,000)	1,663,000

Financing activities:
Proceeds from exercise of stock options	—	141,000

Net cash provided by financing activities	—	141,000

Increase (decrease) in cash and cash equivalents	(1,017,000)	2,061,000
Cash and cash equivalents, beginning of period	13,245,000	10,524,000

Cash and cash equivalents, end of period	$12,228,000	$12,585,000

Zix Corporation | 2711 N. Haskell Ave. | Suite 2200, LB 36 | Dallas, TX 75204 | Telephone: 214-370-2000 | Fax: 214-370-2070 | www.zixcorp.com

ZIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended March 31, 2009
		Non-Cash	Income Tax	Non-GAAP
	GAAP	Stock-based	Impact	(“Adjusted”)
	Results	Compensation (A)	(B)	Net Income
Revenues	$7,256,000	$—	$—	$7,256,000

Cost of revenues	2,471,000	126,000	—	2,345,000

Gross profit	4,785,000	126,000	—	4,911,000
Operating expenses:
Research and development	1,731,000	101,000	—	1,630,000
Selling, general and administrative	4,644,000	609,000	—	4,035,000

Total operating expenses	6,375,000	710,000	—	5,665,000

Operating income/(loss)	(1,590,000)	836,000	—	(754,000)

Investment and other income	68,000	—	—	68,000

Income/(loss) before income taxes	(1,522,000)	836,000	—	(686,000)
Provision for income taxes	20,000	—	(8,000)	12,000

Net income/(loss)	$(1,542,000)	$836,000	$8,000	$(698,000)

Basic and diluted loss per common share	$(0.02)	$0.01	$—	$(0.01)

Basic and diluted weighted average common shares outstanding	63,319,482	63,319,482	63,319,482	63,319,482

(A)	Non-cash stock-based compensation charges relating to stock option grants awarded to employees and third-party service providers and accounted for in accordance with SFAS123(R), “Share-Based Payment.”

(B)	The Company’s U.S. operations’ net losses for US tax purposes are fully provisioned. The non-GAAP provision for income taxes represents expected cash taxes to be paid.
Zix Corporation | 2711 N. Haskell Ave. | Suite 2200, LB 36 | Dallas, TX 75204 | Telephone: 214-370-2000 | Fax: 214-370-2070 | www.zixcorp.com

ZIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended March 31, 2008
		Non-Cash	Income Tax	Non-GAAP
	GAAP	Stock-based	Impact	(“Adjusted”)
	Results	Compensation (A)	(B)	Net Income
Revenues	$7,199,000	$—	$—	$7,199,000

Cost of revenues	2,580,000	79,000	—	2,501,000

Gross profit	4,619,000	79,000	—	4,698,000
Operating expenses:
Research and development	1,545,000	66,000	—	1,479,000
Selling, general and administrative	4,817,000	511,000	—	4,306,000

Total operating expenses	6,362,000	577,000	—	5,785,000

Operating income/(loss)	(1,743,000)	656,000	—	(1,087,000)

Investment and other income	116,000	—	—	116,000

Income/(loss) before income taxes	(1,627,000)	656,000	—	(971,000)
Provision for income taxes	77,000	—	—	77,000

Net income/(loss)	$(1,704,000)	$656,000	$—	$(1,048,000)

Basic and diluted loss per common share	$(0.03)	$0.01	$—	$(0.02)

Basic and diluted weighted average common shares outstanding	62,703,846	62,703,846	62,703,846	62,703,846

(A)	Non-cash stock-based compensation charges relating to stock option grants awarded to employees and third-party service providers and accounted for in accordance with SFAS123(R), “Share-Based Payment.”

(B)	Actual cash taxes to be paid are consistent with the GAAP provision for income taxes.
Zix Corporation | 2711 N. Haskell Ave. | Suite 2200, LB 36 | Dallas, TX 75204 | Telephone: 214-370-2000 | Fax: 214-370-2070 | www.zixcorp.com